Fushi Copperweld Reports Fourth Quarter and
Full Year 2008 Financial Results

DALIAN, China, March 12, 2008 – Fushi Copperweld, Inc. (Nasdaq: FSIN), the leading global manufacturer and innovator of copper-clad bimetallic wire used in a variety of telecommunication, utility, transportation and other electrical applications, today announced financial results for the fourth quarter and full year ended December 31, 2008.

Fourth Quarter and Full Year Highlights

•	FY08 revenues increased 72.7% to $221.4 million.
•	FY08 pre-tax income increased 17.5% to $31.3 million from $26.6 million, excluding litigation accrual expense
•	FY08 operating income increased 21.0% to $37.1 million
•	Free cash flow for the fourth quarter was $20.4 million.
•	Cash position at year end remains strong at $65.6 million
•	Q4 operating expenses down 17%, or $1.1 million year-over-year

Revenues for the fourth quarter of 2008 decreased 16.2% to $41.1 million, down from $49.0 million in the prior year's quarter, primarily due to lower copper prices and decreased sales volumes from the Dalian and Fayetteville facilities.
Gross profit in the fourth quarter decreased 39.1% year over year to $8.9 million from $14.6 million. Gross margin decreased to 21.6% from 29.8% in the prior year period.  The primary factors for the gross margin decline in the fourth quarter were the slowdown in the U.S. economy which impacted the Company’s Fayetteville, TN. facilities and the absorption of a full quarter of Copperweld’s Fayetteville and Telford, UK facilities, which generally operate at a lower gross margin compared to the facility in Dalian, against a partial quarter of absorption in the prior year fourth quarter period.

Operating expenses in the fourth quarter decreased 16.6% to $5.6 million, compared with $6.7 million in the prior year's quarter. This decrease was due to effective cost reduction related to production and stronger operating leverage. On a percentage basis, operating expenses decreased 10 basis points to 13.5% from 13.6% in the fourth quarter 2007.

Net income for the 2008 fourth quarter was $4.6 million, or $0.15 per diluted share. This compares with $9.3 million, or $0.34 per diluted share, in the fourth quarter of 2007.

For the full year 2008, revenues were $221.4 million, up 72.7% from $128.2 million in 2007. Gross profit increased 34.9% to $57.3 million from $42.4 million in 2007.  2008 operating profit increased 21.0% to $37.1 million from $30.6 million in the prior year period.  Net income for the full year decreased 3.5% to $28.5 million, or $1.00 per diluted share, compared to $29.5 million, or $1.19 per diluted share, in 2007.

The Company’s balance sheet showed significant improvement in the fourth quarter, generating $20.4 million of free cash flow. While receivables were up in 2008, there was a sequential improvement compared to the levels at the end of the third quarter. Advances to suppliers at the end of 2008 dropped from $25 million to $20 million. The Company ended 2008 with $2.32 a share in cash and book value per share of $7.18. In 2008, the Company successfully reduced its long-term debt 33% to $40 million, of which $35 million is comprised of high yield notes and $5 million were convertible bonds.

Mr. Li Fu, Chairman and Chief Executive Officer of Fushi Copperweld, commented, "At the end of the third quarter, we commented that the global economic slowdown and declining copper prices were beginning to impact our top line, and we have seen the effects of current market conditions during the fourth quarter.  We also mentioned at that time that our capital position would enable us to better withstand challenging market conditions.  We continue to believe that we are well-positioned, and that our solid balance sheet will enable us to be poised to quickly reap the rewards of prudent financial management and market positioning when the global economy turns.  Unlike the products of many of our competitors, we do not simply produce commodity products that are price driven.  Our products are engineered conductors that offer our customers favorable end-use characteristics.  This is one of the many reasons why we believe we are best positioned to weather the current global economic situation.”

 “In China, we are seeing strong demand in 3-G related business and we also expect our Chinese operations to benefit in the second half of the year from the government stimulus package.  Improving the performance and productivity in Fayetteville is a major priority for our business.  A new management team has been put in place and we are seeing steady signs of improvement.”

Mr. Fu continued, "We remain optimistic about the long term health of our industry, and about our positioning in the bimetallics industry.  Still, we must be realistic about the challenges that the short term brings.  The global economy continues to be unstable, and although copper prices have stabilized somewhat over the last several weeks, they are still down considerably from the peaks in 2008.  Our plan is to continue to conservatively manage our balance sheet and prepare ourselves for the inevitable turn in the economy.  Our steadfastness to our corporate vision to be the leading innovator in the bi-metallic conductor business will provide us with the preparation needed to benefit from pent-up demand when the market turns, while also increasing our market share during the downturn.  We plan to continue to identify new and innovative ways to improve our products and to distinguish ourselves, especially during these challenging times."

Financial Expectations

In the 2009 first quarter, the Company expects fully diluted earnings per share between $0.10 and $0.15 based on an estimated weighted average diluted share count of 28.5 million shares. This compares to net income of $7.6 million, $0.26 per diluted share, in the prior year first quarter period.  The 2009 first quarter is seasonally the Company’s weakest quarter due to the timing of the Chinese New Year, during which the Company’s operating facilities are closed for two weeks.  The Company expects profitability in subsequent quarters to improve over the first quarter due to higher revenues with the absence of the Chinese New Year, increased profitability at the Fayetteville facility as a result of cost saving initiatives, and increased revenue from China’s recently announced stimulus package.

Conference Call
The Company will conduct a conference call to discuss the fourth quarter 2008 results today, Thursday, March 12, 2009, at 8:30 am ET.  Listeners may access the call by dialing 1-913-312-1397.  A live webcast of the conference call will also be available at http://www.fushicopperweld.com, under the Calendar of Events link located on the Investor Relations section or at www.viavid.net.  A replay of the call will be available from March 12, 2009 to April 12, 2009.  Listeners may access the replay by dialing 1-719-457-0820; passcode: 9680843.

About Fushi Copperweld, Inc.
Fushi Copperweld, Inc. through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co,, Ltd., and Copperweld Bimetallics, LLC, is the leading manufacturer and innovator of copper cladded bi-metallic engineered conductor products used in the electrical, telecommunications, transportation, utilities and industrial industries.  With extensive design and production capabilities and a long-standing dedication to customer service, Fushi-Copperweld, Inc. is the preferred choice of bi-metallic products world-wide.  For more information, visit: www.fushicopperweld.com.

Safe Harbor Statement
This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “will” “believes”, “expects” or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

For more information, please contact:

Nathan Anderson
Director Investor Relations
Fushi Copperweld, Inc.
Email: ir@fushicopperweld.com
Tel: (+1) 931.433.0482

Bill Zima
ICR, Inc.
Tel: (+1) 203.682.8200

(Financial Tables on Following Page)

CONSOLIDATED STATEMENTS OF INCOME AND
OTHER COMPREHENSIVE INCOME
FOR YEARS ENDED DECEMBER 31, 2008 AND 2007

	Twelve Months Ended		Three Months Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007

REVENUES	$221,434,702	$128,222,083	$41,065,619	48,983,666

COST OF GOODS SOLD	164,181,739	85,773,819	32,185,476	34,406,112

GROSS PROFIT	57,252,963	42,448,264	8,880,143	14,577,554
	25.9%	33.1%	21.6%	29.8%
OPERATING EXPENSE:
Selling expenses	4,607,459	1,762,461	1,333,411	1,203,726
General and administrative expenses	15,555,267	10,040,827	4,219,319	5,452,817
Total operating expense	20,162,726	11,803,288	5,552,730	6,656,543

INCOME FROM OPERATIONS	37,090,237	30,644,976	3,327,413	7,921,011

OTHER INCOME (EXPENSE):
Interest income	662,290	1,822,048	132,639	747,211
Interest expense	(8,833,866)	(7,544,635)	(1,447,592)	(2,744,081)
Gain on derivative instrument	163,062	1,508,693	(159,646)	419,925
Other (expense) income	(112,303)	222,545	(81,703)	33,852
Registration rights penalty	-	-	149,055.00	84,992.00
Total other expense, net	(8,120,817)	(3,991,349)	(1,407,247)	(1,458,101)

INCOME BEFORE INCOME TAXES	28,969,420	26,653,627	1,920,166	6,462,910

PROVISION (BENEFIT) FOR INCOME TAXES	494,911	(2,852,000)	(2,656,051)	(2,852,000)

NET INCOME	28,474,509	29,505,627	4,576,217	9,314,910

OTHER COMPREHENSIVE INCOME:
Unrealized loss on marketable securities	22,301	(22,301)	-	(22,301)
Foreign currency translation adjustment	12,535,951	9,853,904	(1,526,564)	4,586,931
Change in fair value of derivative instrument	4,138,320	(8,515,396)	928,917	(3,905,306)

COMPREHENSIVE INCOME	$45,171,081	$30,821,834	$3,978,570	9,974,234

Earnings per share:
Basic	$1.04	$1.33	$0.17	0.38
Diluted	$1.00	$1.19	$0.15	0.34

Weighted average number of shares:
Basic	27,298,891	22,178,517	27,403,885	24,411,159
Diluted	28,271,863	25,243,788	28,227,317	27,757,794

FUSHI COPPERWELD, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS

CURRENT ASSETS:
Cash	$65,611,770	$79,914,758
Marketable Securities	-	2,977,699
Restricted cash	1,000,000	1,000,000
Accounts receivable, trade, net of allowance of bad debt $318,529
and $135,418 as of December 31, 2008 and 2007	49,782,548	23,611,186
Inventories	6,977,852	12,308,295
Notes receivables	171,300	816,905
Other receivables and prepaid expenses	869,973	997,979
Advances to suppliers	20,261,585	2,341,839
Cross currency hedge receivable	-	706,170
Deposit in derivative hedge	1,000,000	-
Prepaid taxes	670,805	-
Total current assets	146,345,833	124,674,831

PLANT AND EQUIPMENT, net	119,761,027	87,228,600

OTHER ASSETS:
Notes Receivable, noncurrent	799,106	-
Advances to suppliers, noncurrent	4,022,879	18,204,775
Prepaid land use right	-	4,559,760
Intangible asset, net of accumulated amortization	12,406,920	5,832,721
Deferred loan expense, net	3,317,725	3,115,930
Deferred tax assets, noncurrent	7,804,027	2,852,000
Total other assets	28,350,657	34,565,186

Total assets	$294,457,517	$246,468,617

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable, trade	$7,204,156	$3,028,823
Line of credit	4,712,075	7,168,524
Short term bank loans	17,588,400	5,703,360
Current portion of long term debts	5,000,000	10,968,000
Other payables and accrued liabilities	4,751,460	5,791,597
Customer deposits	542,540	-
Taxes payable	-	1,005,259
Cross currency hedge payable	104,324	-
Total current liabilities	39,902,955	33,665,563

LONG TERM LIABILITIES:
Notes payable	40,000,000	60,000,000
Fair value of derivative instrument	4,377,076	8,515,396

Total liabilities	84,280,031	102,180,959

COMMITMENTS AND CONTINGENCIES	7,197,794	-

SHAREHOLDERS' EQUITY:
Preferred stock,$0.001 par value, 5,000,000 shares authorized, none issued or outstanding as of December 31, 2008 and 2007	-	-
Common stock, $0.006 par value, 100,000,000 shares authorized, 2008: 27,499,034 issued and 27,399,034 outstanding, 2007: 25,311,304 issued and 25,211,304 outstanding	164,395	151,268
Common stock held in escrow, 100,000 shares	600	600
Additional paid in capital	91,172,890	77,665,064
Statutory reserves	12,316,147	8,321,726
Retained earnings	78,613,158	54,133,070
Accumulated other comprehensive income	20,712,502	4,015,930
Total shareholders' equity	202,979,692	144,287,658

Total liabilities and shareholders' equity	$294,457,517	$246,468,617

FUSHI COPPERWELD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,474,509	$29,505,627	$17,810,026
Adjustments to reconcile net income to cash
provided by operating activities:
Bad debt expenses	178,467	-	-
Reserve for inventory	96,893	-	-
Depreciation	6,457,629	3,117,837	2,208,924
Gain/loss in disposal of PP&E	28,887	-	-
Amortization of intangibles	417,681	234,672	223,800
Amortization of loan commission	2,798,205	721,455	-
Interest penalty	710,544	-	-
Amortization of stock option compensation	1,868,809	1,938,073	-
Gain on derivative instrument	(163,061)	(1,508,693)	-
Investment loss on marketable securities	16,158	-	-
Change in operating assets and liabilities:
Accounts receivable	(24,794,459)	(9,151,252)	(616,477)
Inventories	5,113,772	4,344,568	478,455
Other receivables and prepayments	(810,192)	200,721	726
Notes receivables	(114,896)	(784,551)	-
Advance to suppliers	(17,408,968)	1,015,842	-
Deferred tax assets	(4,952,027)	(2,852,000)	-
Accounts payable	4,076,919	(2,564,797)	(1,747,265)
Other payables and accrued liabilities	(1,083,919)	2,667,158	(360,312)
Customer deposits	509,481	(545,440)	404,906
Taxes payable	(1,788,643)	(186,374)	(5,092,090)
Liquidated damage payable	-	-	-
Net cash provided by operating activities	$(368,211)	$26,152,846	$13,310,693

CASH FLOWS FROM INVESTING ACTIVITIES:
Marketable securities	2,983,842	(2,977,699)	-
Payment for swap liability	-	(127,380)	-
Purchase of land use right	(1,698,433)	-	-
Advance for purchase of land use right	-	(4,379,166)	-
Purchase of property and equipment	(15,226,592)	(31,115,408)	(8,493,919)
Advances for purchase of equipment	(3,148,802)	(12,583,219)	(4,465,823)
Net cash used in investing activities	(17,089,985)	(51,182,872)	(12,959,742)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from shareholder	-	-	4,450,000
Repayments to shareholders	-	(3,985,698)	-
Restricted cash in escrow	-	(1,000,000)	-
Repayment to shareholder	-	-	(532,379)
Due to related companies	-	-	3,367,897
Net borrowings on revolver line	(2,419,008)	1,025,814	-
Proceeds from bank loans	16,908,000	11,718,630	24,365,120
Payments on bank loans	(17,268,032)	(29,628,641)	(19,714,490)
Proceeds from derivative instrument	973,556	802,523	-
Net proceeds from stock issuance in private placement		37,232,906	-
Net proceeds from long term notes	-	56,400,000	-
Proceeds from exercise of stock warrants	139,124	7,692,068	248,729
Fees paid for recapitalization	-	-	(77,500)
Net cash (used in) provided by financing activities	(1,666,360)	80,257,602	12,107,377

EFFECT OF EXCHANGE RATE ON CASH	4,821,568	4,193,631	1,868,337

CHANGE IN CASH	(14,302,988)	59,421,207	14,326,665

CASH, beginning	79,914,758	20,493,551	6,166,886

CASH, ending	$65,611,770	$79,914,758	$20,493,551

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense	$6,327,084	$4,249,882	$1,352,377
Cash paid for income taxes	$4,509,274	-	$2,288,242